As filed with the Securities and Exchange Commission on May 9, 2025

Registration No. 333- _______

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EON RESOURCES INC.
(Exact name of registrant as specified in its charter)

Delaware	85-4359124
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

3730 Kirby Drive, Suite 1200

Houston, TX 77098

(Address of Principal Executive Offices) (Zip Code)

2023 HNR Acquisition Corp Omnibus Incentive Plan

(Full title of the plan)

Dante Caravaggio

Chief Executive Officer

3730 Kirby Drive, Suite 1200

Houston, TX 77098

(713) 834-1145

(Name, address including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:

Matthew Ogurick, Esq. Pryor Cashman LLP 7 Times Square New York, NY 10036 (212) 421-4100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by EON Resources Inc. (the “Registrant”), in connection with the registration of:

(i)	3,872 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”) that are reserved for issuance pursuant to future awards granted under the 2023 HNR Acquisition Corp Omnibus Incentive Plan (the “Plan”);

(ii)	the reoffer and resale of 1,396,128 shares of Class A Common Stock issued pursuant to, or subject to, awards previously granted under the Plan, consisting of (a) 224,833 shares of Class A Common Stock issued to certain employees, directors and consultants of the Company (the “Selling Stockholders”) pursuant to settlements of restricted stock units (“RSUs”), (b) 254,667 shares of Class A Common Stock issuable to certain Selling Stockholders pursuant to the vesting and settlement of RSUs, (c) 235,000 shares of Class A Common Stock issuable to certain Selling Stockholders pursuant to the exercise of certain options, and (d) 681,628 shares of Class A Common Stock issued pursuant to restricted stock grants, in each case, granted to the respective Selling Stockholders under the Plan; and

(iii)	such additional shares that may become issuable in accordance with the adjustment and anti-dilution provisions of the Plan.

This registration statement contains two parts. The first part contains a “reoffer” prospectus prepared in accordance with General Instruction C of Form S-8 and in accordance with the requirements of Part I of Form S-3. The reoffer prospectus may be used for the reoffer and resale on a continuous or delayed basis of the Shares, which may be deemed to be “restricted securities” and/or “control securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder, by the Selling Stockholders. The second part contains information required to be set forth in the registration statement pursuant to Part II of Form S-8.

The Company will provide without charge to any person, upon written or oral request of such person, a copy of each document incorporated by reference in Item 3 of Part II of this registration statement (which documents are also incorporated by reference in the reoffer prospectus as set forth in Form S-8), other than exhibits to such documents that are not specifically incorporated by reference, the other documents required to be delivered to eligible employees pursuant to Rule 428(b) under the Securities Act and additional information about the plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in Part I of Form S-8 will be sent or given to each participant in the 2023 HNR Acquisition Corp Omnibus Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not required to be and are not filed with the SEC either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant will provide a written statement to participants advising them of the availability without charge, upon written or oral request, of the documents incorporated by reference in Item 3 of Part II hereof and including the statement in the preceding sentence. The written statement to all participants will indicate the availability without charge, upon written or oral request, of other documents required to be delivered pursuant to Rule 428(b), and will include the address and telephone number to which the request is to be directed.

REOFFER PROSPECTUS

Up to 1,396,128 Shares of Class A Common Stock

EON RESOURCES INC.

This reoffer prospectus relates to up to 1,396,128 shares of Class A Common Stock (the “Shares”), $0.0001 par value (“Class A Common Stock”), of EON Resources Inc. (the “Company”), that may be offered from time to time by certain Selling Stockholders as described under the caption “Selling Stockholders” (the “Selling Stockholders”). The Selling Stockholders consist of our employees, directors, officers, and consultants who have acquired or will acquire Shares pursuant to settlements of issued restricted stock units (“RSUs”), the vesting and settlement of issued RSUs, the exercise of certain options, and issued restricted stock grants, in each case, granted to the respective Selling Stockholders under the 2023 HNR Acquisition Corp Omnibus Incentive Plan (the “Plan”).

The Selling Stockholders may sell the Shares covered by this reoffer prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on NYSE American LLC or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which may be deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement.

The Class A Common Stock is listed on the NYSE American under the symbol “EONR.” On May 8, 2025, the last reported sale price for the Class A Common Stock was $0.41.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders. While we will pay the expenses of registering the Shares, the Selling Stockholders will bear all sales commissions and similar expenses.

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties referenced under the heading “Risk Factors” contained in this reoffer prospectus beginning on page 5, and under similar headings in the other documents that are incorporated by reference into this reoffer prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this reoffer prospectus is May 9, 2025.

This reoffer prospectus contains important information you should know before investing, including important information about the Company and the securities being offered. You should carefully read this reoffer prospectus, as well as the additional information contained in the documents described under “Where You Can Find More Information” and “Incorporation by Reference” in this reoffer prospectus, and in particular, the periodic and current reports we file with the Securities and Exchange Commission (the “SEC”).

You should rely only on the information contained in this reoffer prospectus or incorporated herein by reference or in any prospectus supplement. Neither we nor the Selling Stockholders have authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Selling Stockholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the Selling Stockholders are making an offer to sell the Shares, or soliciting an offer to buy the Shares, in any jurisdiction where the offer or sale is not permitted.

You should assume that the information appearing in this reoffer prospectus and any prospectus supplement is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This reoffer prospectus incorporates by reference, and any prospectus supplement may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this reoffer prospectus and any prospectus supplement may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this reoffer prospectus and any applicable prospectus supplement, as well as under similar headings in any documents that are incorporated by reference into this reoffer prospectus and any applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

When we refer to “EON,” “we,” “our,” “us” and the “Company” in this reoffer prospectus, we mean EON Resources Inc. and its consolidated subsidiaries, unless otherwise specified.

This reoffer prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this reoffer prospectus, including logos, artwork and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

i

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This reoffer prospectus, including the documents that we incorporate by reference, contains forward-looking statements. All statements other than statements of historical facts contained in this reoffer prospectus, including any statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “should,” “expects,” “might,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “seek,” “would” or “continue,” or the negative of these terms or other similar expressions. Without limiting the generality of the foregoing, forward-looking statements contained in this reoffer prospectus include statements regarding our financial position, business strategy and other plans and objectives for future operations or transactions, and expectations and intentions regarding outstanding litigation. These forward-looking statements are based on current expectations and assumptions of management about future events and are based on currently available information as to the outcome and timing of future events. Such forward-looking statements can be affected by assumptions used or by known or unknown risks or uncertainties, most of which are difficult to predict and many of which are beyond our control, incident to the development, production, gathering and sale of oil and natural gas. Consequently, no forward-looking statements can be guaranteed.

A forward-looking statement may include a statement of the assumptions or bases underlying the forward-looking statement. We believe that it has chosen these assumptions or bases in good faith and that they are reasonable. However, when considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements described under the heading “Risk Factors”. Actual results may vary materially. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. Factors that could cause actual results to differ materially from the results contemplated by such forward-looking statements include:

●	the financial and business performance of EON;

●	the ability to maintain the listing of the Class A Common Stock and the public warrants on NYSE American, and the potential liquidity and trading of such securities;

●	EON’s abilities to execute its business strategies;

●	changes in general economic conditions, including the material and adverse negative consequences of the COVID-19 pandemic and its unfolding impact on the global and national economy and/or as a result of the armed conflict in Ukraine and associated economic sanctions on Russia;

●	the actions of the Organization of Petroleum Exporting Countries (“OPEC”) and other significant producers and governments, including the armed conflict in Ukraine and the potential destabilizing effect such conflict may pose for the global oil and natural gas markets, and the ability of such producers to agree to and maintain oil price and production controls;

●	the effect of change in commodity prices, including the volatility of realized oil and natural gas prices, as a result of the Russian invasion of Ukraine that has led to significant armed hostilities and a number of severe economic sanctions on Russia or otherwise;

●	the level of production on our properties;

●	overall and regional supply and demand factors, delays, or interruptions of production;

●	our ability to replace our oil and natural gas reserves;

●	ability to identify, complete and integrate acquisitions of properties or businesses;

●	general economic, business or industry conditions, including the cost of inflation;

●	competition in the oil and natural gas industry;

●	conditions in the capital markets and our ability, and the ability of our operators, to obtain capital or financing on favorable terms or at all;

●	title defects in the properties in which EON invests;

●	risks associated with the drilling and operation of crude oil and natural gas wells, including uncertainties with respect to identified drilling locations and estimates of reserves;

●	the availability or cost of rigs, equipment, raw materials, supplies, oilfield services or personnel;

●	restrictions on the use of water;

●	the availability of pipeline capacity and transportation facilities;

●	the ability of our operators to comply with applicable governmental laws and regulations, including environmental laws and regulations and to obtain permits and governmental approvals;

●	the effect of existing and future laws and regulatory actions, including federal and state legislative and regulatory initiatives relating to hydraulic fracturing and environmental matters, including climate change;

●	future operating results;

●	risk related to our hedging activities;

●	exploration and development drilling prospects, inventories, projects, and programs;

●	the impact of reduced drilling activity in our focus areas and uncertainty in whether development projects will be pursued;

●	operating hazards faced by our operators;

●	technological advancements;

●	weather conditions, natural disasters and other matters beyond our control; and

●	certain risks and uncertainties discussed elsewhere in this prospectus, including those under the heading “Risk Factors” and other filings that have been made or will be made with the SEC.

We caution that the foregoing list of factors is not exclusive. We may be subject to currently unforeseen risks that may have a materially adverse effect on it. All subsequent written and oral forward-looking statements concerning us other matters attributable to us, or any person acting on our behalf, are expressly qualified in their entirety by the cautionary statements above. The forward-looking statements speak only as of the date made and, other than as required by law, we do not undertake any obligation to update publicly or revise any of these forward-looking statements.

Although we believe that the exceptions reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is https://www.eon-r.com/investor-relations. The information on our website, however, is not, and should not be deemed to be, a part of this reoffer prospectus.

This reoffer prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. You may obtain a copy of the registration statement through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this reoffer prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this reoffer prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this reoffer prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this reoffer prospectus to the extent that a statement contained in this reoffer prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

(a)	The Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 16, 2025;

(b)	The Registrant’s Current Reports on Form 8-K filed on January 24, 2025, February 7, 2025, February 13, 2025, April 15, 2025, and April 22, 2025 (other than any portions thereof deemed furnished and not filed); and

(c)	The description of the Class A Common Stock contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 16, 2025 and any amendment or other report filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this reoffer prospectus and prior to the termination of this offering, shall be deemed to be incorporated by reference into this reoffer prospectus and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

We will provide without charge to each person, including any beneficial owner, to whom this reoffer prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with this reoffer prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this reoffer prospectus incorporates. You should direct any requests for such documents to:

EON Resources Inc.

3730 Kirby Drive, Suite 1200

Houston, TX 77098

Attn: General Counsel

(713) 834-1145

RISK FACTORS

Investing in our securities involves a high degree of risk. Before making an investment decision, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this reoffer prospectus, as updated by our subsequent filings under the Exchange Act. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section titled “Cautionary Note Regarding Forward-Looking Statements” in this reoffer prospectus.

USE OF PROCEEDS

The Shares offered by the Selling Stockholders pursuant to this reoffer prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any proceeds from the sale of the Shares offered through this reoffer prospectus by the Selling Stockholders.

DETERMINATION OF OFFERING PRICE

The Selling Stockholders may sell the common shares issued to them from time-to-time at prices and on terms then prevailing or at prices related to the then current market price, or in negotiated transactions.

SELLING STOCKHOLDERS

This reoffer prospectus relates to the possible resale by the Selling Stockholders from time to time of up to an aggregate of 1,297,513 Shares that have been or will be issued to the Selling Stockholders pursuant to settlements of issued RSUs, the vesting and settlement of issued RSUs, the exercise of certain options and issued restricted stock grants, in each case, granted to the respective Selling Stockholders under the Plan.

The following table sets forth, as of May 1, 2025 (the “Determination Date”): (i) the name of each Selling Stockholder; (ii) the number of shares of our Class A Common Stock beneficially owned by each Selling Stockholder; (iii) the number of Shares that may be offered under this reoffer prospectus by each Selling Stockholder; and (iv) the number and percentage of our Class A Common Stock beneficially owned by each Selling Stockholder assuming all of the Shares offered under this reoffer prospectus are sold. There is no assurance as to whether the Selling Stockholders will in fact sell any or all of their Shares offered under this reoffer prospectus. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and Rule 13d-3 thereunder.

Unless otherwise indicated, the Selling Stockholders have sole voting and sole investment control with respect to all shares of common stock beneficially owned. Furthermore, unless otherwise indicated, the business address of each Selling Stockholder is c/o EON Resources Inc., 3730 Kirby Drive, Suite 1200, Houston, TX 77098.

	Shares of Common Stock Beneficially Owned Prior to Offering(1)	Maximum Number of Shares to be Sold Pursuant to this Reoffer Prospectus		Shares of Common Stock Beneficially Owned After Offering(2)	Percentage of Common Stock Beneficially Owned After Offering(1)
Dante Caravaggio	830,190	135,000	(3)	792,190	4.29%
Mitchell B. Trotter	249,963	102,213	(4)	220,296	1.17%
David Smith	209,516	110,000	(5)	179,849	*
Jesse Allen	36,666	93,250	(6)	0	-
Mark Williams	18,333	105,000	(7)	0	-
Joseph Salvucci, Sr.	2,076,227	77,500	(8)	2,025,396	11.00%
Joseph Salvucci, Jr.	932,617	74,500	(9)	882,784	4.79%
Byron Blount	187,292	75,000	(10)	112,292	*
David P. O’Brien	0	7,000	(11)	0	-
Joey L. Dodge	0	5,000	(12)	0	-
Michael R. Burton	0	5,000	(13)	0	-
Ernesto Valdez	0	7,000	(14)	0	-
Teisha K. O’Brien	0	1,500	(15)	0	-
Jesse D. Caple	0	2,500	(16)	0	-
Alberto Monjares-Avena	0	2,000	(17)	0	-
Donald Orr(18)	200,000	200,000	(19)	0	-
Diego Rojas(20)	60,000	60,000	(21)	0	-
Donna Caravaggio(22)	100,000	100,000	(23)	0	-
Bob Barba(24)	223,665	223,665	(25)	0	-
Kyle Bulpitt	10,000	10,000	(26)	0	-

*	Indicates beneficial ownership of less than 1%.

(1)	Unless otherwise indicated in the footnotes to this table and subject to community property laws, where applicable, we believe the stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. The number and percentage of shares beneficially owned are based on an aggregate of (i) 18,393,536 shares of Class A Common Stock issued and outstanding as of the Determination Date, and (ii) no shares of Class B Common Stock issued and outstanding as of the Determination Date, and are determined under rules promulgated by the SEC. This information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right.

(2)	Assumes that all of the Shares offered under this reoffer prospectus are sold and that no Selling Stockholder will acquire additional shares of our common stock before the completion of this offering.

(3)	Consists of (i) 16,667 shares of Class A Common Stock pursuant to vested RSUs, (ii) 33,333 shares of Class A Common Stock pursuant to unvested RSUs, (iii) 25,000 shares of Class A Common Stock underlying vested options, (iv) 50,000 shares of Class A Common Stock underlying unvested options, and (v) 10,000 shares of vested restricted stock.

(4)	Consists of (i) 16,667 shares of Class A Common Stock pursuant to vested RSUs, (ii) 33,333 shares of Class A Common Stock pursuant to unvested RSUs, (iii) 16,667 shares of Class A Common Stock underlying vested options, (iv) 33,333 shares of Class A Common Stock underlying unvested options, and (v) 2,213 shares of vested restricted stock.

(5)	Consists of (i) 16,667 shares of Class A Common Stock pursuant to vested RSUs, (ii) 33,333 shares of Class A Common Stock pursuant to unvested RSUs, (iii) 16,667 shares of Class A Common Stock underlying vested options, (iv) 33,333 shares of Class A Common Stock underlying unvested options, and (v) 20,000 shares of vested restricted stock.

(6)	Consists of (i) 13,333 shares of Class A Common Stock pursuant to vested RSUs, (ii) 26,667 shares of Class A Common Stock pursuant to unvested RSUs, (iii) 13,333 shares of Class A Common Stock underlying vested options, (iv) 26,667 shares of Class A Common Stock underlying unvested options, and (v) 3,250 shares of vested restricted stock.

(7)	Consists of (i) 11,667 shares of Class A Common Stock pursuant to vested RSUs, (ii) 23,333 shares of Class A Common Stock pursuant to unvested RSUs, (iii) 6,667 shares of Class A Common Stock underlying vested options, (iv) 13,333 shares of Class A Common Stock underlying unvested options, and (v) 50,000 shares of vested restricted stock.

(8)	Consists of (i) 50,833 shares of Class A Common Stock pursuant to vested RSUs, and (ii) 26,667 shares of Class A Common Stock pursuant to unvested RSUs.

(9)	Consists of (i) 49,833 shares of Class A Common Stock pursuant to vested RSUs, and (ii) 24,667 shares of Class A Common Stock pursuant to unvested RSUs.

(10)	Consists of (i) 49,167 shares of Class A Common Stock pursuant to vested RSUs, and (ii) 23,333 shares of Class A Common Stock pursuant to unvested RSUs.

(11)	Consists of 7,000 shares of Class A Common Stock pursuant to unvested RSUs.

(12)	Consists of 5,000 shares of Class A Common Stock pursuant to unvested RSUs.

(13)	Consists of 5,000 shares of Class A Common Stock pursuant to unvested RSUs.

(14)	Consists of 7,000 shares of Class A Common Stock pursuant to unvested RSUs.

(15)	Consists of 1,500 shares of Class A Common Stock pursuant to unvested RSUs.

(16)	Consists of 2,500 shares of Class A Common Stock pursuant to unvested RSUs.

(17)	Consists of 2,000 shares of Class A Common Stock pursuant to unvested RSUs.

(18)	The business address of this holder is 7441 Saint Stephens Square, Frisco, TX 75035.

(19)	Consists of 200,000 shares of vested restricted stock

(20)	The business address of this holder is 10100 Six Pines Drive, Apt. 708, Shenandoah, TX 77380.

(21)	Consists of 60,000 shares of vested restricted stock

(22)	Ms. Caravaggio is the wife of Dante Caravaggio, our Chief Executive Officer. The business address for this holder is 22415 Keystone Trail, Katy, TX 77450.

(23)	Consists of 100,000 shares of vested restricted stock

(24)	The business address of this holder is 314 Paterson Street, Houston, TX 77077.

(25)	Consists of 223,665 shares of vested restricted stock

(26)	Consists of 10,000 shares of vested restricted stock

PLAN OF DISTRIBUTION

The Selling Stockholders may sell the Shares covered by this reoffer prospectus from time to time in one or more offerings. Registration of the Shares covered by this reoffer prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Shares, and the Selling Stockholders will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. We will not receive any of the proceeds from the sale of the Shares offered by this reoffer prospectus.

The Selling Stockholders may use any one or more of the following methods when disposing the Shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any of the foregoing methods of sale; or

●	any other method permitted pursuant to applicable law.

If required at the time of the offering of the Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Stockholders may sell the securities offered through this reoffer prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholders and the underwriters, dealers and agents.

The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholders, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any Shares covered by this reoffer prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this reoffer prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular securities being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

We have notified the Selling Stockholders of the need to deliver a copy of this Reoffer Prospectus in connection with any sale of the shares of Class A Common Stock.

LEGAL MATTERS

The validity of the Shares offered hereby has been passed upon for us by Pryor Cashman LLP, New York, New York. Pryor Cashman LLP beneficially owns 1,200,000 shares of our Class A Common Stock, subject to the beneficial ownership limitation of 4.99% associated with the warrants to purchase common stock issued for services rendered.\

EXPERTS

The consolidated financial statements of EON Resources Inc. (f/k/a HNR Acquisition Corp) as of December 31, 2024 and December 31, 2023, for the year ended December 31, 2024, and for each of the periods from November 15, 2023 to December 31, 2023 (Successor) and the period from January 1, 2023 to November 14, 2023 (Predecessor) appearing in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as set forth in their report (which includes an explanatory paragraph relating to EON Resources Inc.’s ability to continue as a going concern) appearing elsewhere in this prospectus, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The SEC’s rules allow us to “incorporate by reference” information into this Registration Statement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this Registration Statement, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this Registration Statement or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement s or a subsequently filed document incorporated by reference modifies or replaces that statement.

(d)	The Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 16, 2025;

(e)	The Registrant’s Current Reports on Form 8-K filed on January 24, 2025, February 7, 2025, February 13, 2025, April 15, 2025, and April 22, 2025 (other than any portions thereof deemed furnished and not filed); and

(f)	The description of the Class A Common Stock contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on April 16, 2025 and any amendment or other report filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), subsequent to the filing of this Registration Statement and prior to the termination of this offering, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing such documents, except as to specific sections of such documents as set forth therein.

We will provide without charge to each person, including any beneficial owner, to whom this Registration Statement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this reoffer prospectus, but not delivered with this Registration Statement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the Registration Statement. You should direct any requests for such documents to:

EON Resources Inc.

3730 Kirby Drive, Suite 1200

Houston, TX 77098

Attn: General Counsel

(713) 834-1145

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Our Second Amended and Restated Certificate of Incorporation (the “Second A&R Charter”) provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law (“DGCL”). Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former officers and directors or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

In accordance with Section 102(b)(7) of the DGCL, the Second A&R Charter provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of the Second A&R Charter is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek nonmonetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.

If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with the Second A&R Charter, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of the Second A&R Charter limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

The Second A&R Charter also provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to the Second A&R Charter will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

The right to indemnification which is conferred by the Second A&R Charter is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under the Second A&R Charter or otherwise.

The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by the Second A&R Charter may have or hereafter acquire under law, the Second A&R Charter, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

Any repeal or amendment of provisions of the Second A&R Charter affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. The Second A&R Charter also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by the Second A&R Charter.

Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which are set forth in the Second A&R Charter. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

Exhibit No.	Document Description
3.1	Second Amended and Restated Certificate of Incorporation of the Company, filed with the Secretary of State of the State of Delaware (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 21, 2023 and incorporated herein by reference).
3.2	Certificate of Amendment to Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on September 16, 2024 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on September 18, 2024, and incorporated herein by reference)
3.3	Amended and Restated Bylaws of the Company, effective September 17, 2024 (filed as Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on September 18, 2024, and incorporated herein by reference)
3.4	Amendment No. 1 to the Amended and Restated Bylaws of the Company, effective November 26, 2024 (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on November 26, 2024, and incorporated herein by reference)
5.1*	Opinion of Pryor Cashman LLP
23.1*	Consent of Marcum LLP regarding financial statements of EON Resources Inc.
23.2*	Consent of Pryor Cashman LLP (included as part of Exhibit 5.1)
23.3	Consent of Haas and Cobb Petroleum Consultants, LLC.
99.1*	2023 HNR Acquisition Corp Omnibus Incentive Plan (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed by the Registrant on November 21, 2023).
107*	Filing Fee Table

*	Filed herewith.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act; and

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in the Registration Statement.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on May 9, 2025.

EON RESOURCES INC.

By:	/s/ Mitchell B. Trotter
Mitchell B. Trotter
Chief Financial Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Dante Caravaggio	Chief Executive Officer, President and Director	May 9, 2025
Dante Caravaggio	(Principal Executive Officer)

/s/ Mitchell B. Trotter	Chief Financial Officer and Director	May 9, 2025
Mitchell B. Trotter	(Principal Financial Officer)

/s/ Byron Blount	Director	May 9, 2025
Byron Blount

/s/ Joseph V. Salvucci, Sr.	Director	May 9, 2025
Joseph V. Salvucci, Sr.
/s/ Joseph V. Salvucci, Jr.	Director	May 9, 2025
Joseph V. Salvucci, Jr.